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                                                                    EXHIBIT 23.2



                   Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the prospectus supplement forming a part of Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3 File No. 333-61522) of Corporate Asset Backed Corporation for the registration of Certificates and Notes and to the incorporation by reference therein of our report dated 5 March 2001, with respect to the consolidated financial statements of UBS AG included in its Annual Report on Form 20-F for the year ended 31 December 2000 filed with the Securities and Exchange Commission.



                                      Ernst & Young Ltd.

                        /s/ R. K. Perkin               /s/ A. B. Blumer
                        ----------------------         ----------------------
                        Roger K. Perkin                Dr. Andreas Blumer
                        Chartered Accountant           Certified Accountant
                        in charge of the audit         in charge of the audit




Basel, Switzerland
29 August 2001